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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549







                              -------------------

                                   FORM 8-K


                              -------------------




                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT: February 3,1997







                                                               I.R.S. Employer
Commission                                     State of        Identification
File Number   Registrant                       Incorporation   Number
------------- -------------------------------- --------------- ----------------

001-11227     Washington Energy Company        Washington      91-1005304
001-11271     Washington Natural Gas Company   Washington      91-1005303



                 815 Mercer Street, Seattle, Washington 98109
            (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code: (206) 622-6767




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ITEM 5.  OTHER EVENTS

a) On January 30, 1997, Washington Energy Company, parent company of Washington Natural Gas Company, issued the following press release:

TURNAROUND STRATEGIES CONTRIBUTE TO EARNINGS INCREASE

     SEATTLE - Washington Energy Company's quarterly and 12-month earnings both rose dramatically for the period that ended December 31, 1996, Chairman, CEO and President William P. Vititoe announced today.
     First-quarter net income totaled $16.9 million ($.70 per share), compared to net income of $10.1 million ($.42 per share) for the same period one year ago.
     Twelve-month net income was $29.9 million ($1.24 per share), compared to a net loss of $44.2 million ($1.84 per share) in the same period one year prior.
     "Colder weather and continuing customer growth were the essential factors in the quarterly improvement," Vititoe said, "but our turnaround strategies -- including the May 1995 general rate increase as well as our ongoing programs to reduce costs and improve service -- were additional ingredients in the 12- month results."
     The weather for the quarter was 21 percent colder than a year ago, and 11 percent colder than normal. The colder weather added approximately $3 million to utility net income for the quarter, or about $.13 per share, compared to estimated results assuming normal weather. The company also served 22,270, or
4.7 percent, more customers during the current quarter, compared to the same period one year ago

12-MONTH RESULTS FROM CONTINUING OPERATIONS
     Excluding losses from the discontinued coal and rail operations, the company earned $31.5 million from continuing operations ($1.30 per share) during the 12-month period, compared to a loss of $17.4 million ($.72 per share) in the prior year. As previously reported, the comparison period included an employee severance charge of $2.0 million (after taxes), or $.08 per share, and non-utility charges for reserves and asset write-downs totaling $20.6 million (after taxes), or $.86 per share.
     Weather for the period was 5 percent colder than normal, compared to 17 percent warmer than normal in the prior period. The company served 20,215 more customers in the current period, an increase of 4.3 percent over the prior year.
     Utility operations and maintenance expense as reported decreased by $9.7 million. However, after excluding a non-recurring benefit of $3.2 million in 1996 and non-recurring charges of $7.1 million in 1995, ongoing utility operations and maintenance expense was essentially flat.
     "These results show the effectiveness of our turnaround strategies," Vititoe said. "We have held ongoing utility operating and maintenance expense essentially constant even while growing three times faster than average for our industry and increasing customer satisfaction."


MERGER WITH PUGET SOUND POWER & LIGHT COMPANY
     A definitive agreement to merge Washington Energy Company (NYSE: WEG) and its major operating subsidiary, Washington Natural Gas Company, with Puget Sound Power & Light Company (NYSE: PSD) was announced October 18, 1995. The agreement was approved by shareholders of the companies on March 20, 1996.
     The strategic merger of equals would create a combination utility company to be called Puget Sound Energy, serving more than 855,000 electric and 500,000 gas customers in western Washington state (with approximately 250,000 customers purchasing both forms of energy from the company).
     The Washington Utilities and Transportation Commission, whose approval is required before the merger can take effect, has advised the management of Puget Power and Washington Energy that the Commission intends to issue its decision on February 5, 1997. Pending that decision, and subsequent approval by the companies' boards of directors, the merger could be concluded on Monday, February 10, following the close of trading on the New York Stock Exchange. The following day, Puget Sound Energy shares would begin trading on the NYSE under the symbol, PSD.

WASHINGTON ENERGY COMPANY
SUMMARY INCOME STATEMENTS AND OTHER FINANCIAL DATA
(Dollars in thousands, except per share amounts)
                                                                   3 Months Ended                   12 Months Ended
                                                                   December 31 (1)                    December 31
                                                            ------------------------------   ------------------------------
                                                                 1996             1995            1996             1995
                                                            -------------    -------------   -------------    -------------

Washington Energy Company

Operating revenues
    Regulated utility sales                                 $    142,292     $    120,525    $    421,875     $    390,826
    Merchandise, conservation products, and other                  6,348            6,970          24,981           24,035

                                                            -------------    -------------   -------------    -------------
      Total operating revenues                              $    148,640     $    127,495    $    446,856     $    414,861

Operating income after income taxes                         $     28,665     $     22,300    $     78,351     $     49,817

Non-utility charges after income taxes                      $        ---     $        ---    $        ---     $    (20,622)

Preferred dividend requirement - Washington Natural Gas     $     (1,755)    $     (1,755)   $     (7,020)    $     (7,020)

Income (loss) from continuing operations                    $     16,903     $     10,402    $     31,461     $    (17,353)

Discontinued operations, net of income taxes                $        ---     $       (267)   $     (1,565)    $    (26,829)

                                                            -------------    -------------   -------------    -------------
Net income (loss)                                           $     16,903     $     10,135    $     29,896     $    (44,182)

Earnings(loss) per common share
     from continuing operations                                     0.70             0.43            1.30            (0.72)
     from discontinued operations                                    ---            (0.01)          (0.06)           (1.12)
                                                              -----------      -----------     -----------      -----------

Earnings (loss) per common share                            $       0.70     $       0.42    $       1.24     $      (1.84)

Dividends per common share                                  $       0.25     $       0.25    $       1.00     $       1.00

Average common shares outstanding (in thousands)                  24,279           24,080          24,193           23,980
Book value per share                                                                         $       8.68     $       8.12

Capitalization and short-term debt
    Common                                                                                   $    211,142     $    195,804
    Preferred                                                                                      90,000           90,000
    Long-term debt                                                                                341,860          344,920
    Current portion long-term debt                                                                  3,060              140
    Commercial paper and notes payable                                                            166,150          161,846

                                                                                             =============    =============
       Total capitalization and short-term debt                                              $    812,212     $    792,710
                                                                                             =============    =============


(1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.




WASHINGTON ENERGY COMPANY
SUMMARY INCOME STATEMENTS AND OTHER FINANCIAL DATA (Continued)
(Dollars in thousands)
                                                               3 Months Ended                   12 Months Ended
                                                               December 31 (1)                    December 31
                                                        ------------------------------    -----------------------------
                                                             1996             1995            1996             1995
                                                        -------------    -------------    -------------   -------------

Washington Natural Gas Company

Operating revenues
    Firm gas sales                                      $    128,624     $    106,431     $    375,028    $    331,976
    Interruptible gas sales                                    7,141            8,165           22,352          37,671
    Transportation                                             3,631            3,140           13,303          10,660
    Rentals and other                                          2,896            2,789           11,192          10,519

                                                        -------------    -------------    -------------   -------------
       Total operating revenues                         $    142,292     $    120,525     $    421,875    $    390,826

Gross utility margin
    Gas sales less gas purchases                        $     70,592     $     58,819     $    210,265    $    176,672
    Transportation margin                                      3,631            3,140           13,303          10,660
    Rentals and other                                          2,896            2,789           11,192          10,519

                                                        -------------    -------------    -------------   -------------
       Total margin                                     $     77,119     $     64,748     $    234,760    $    197,851

Utility operations & maintenance expense                $     16,496     $     16,500 (3) $     59,872 (2)$     69,583 (2)

Net income                                              $     19,856     $     13,873     $     43,207    $     15,584

Gas volumes (000's of therms)
    Firm gas sales                                           245,412          202,581          699,519         601,850
    Interruptible gas sales                                   20,705           27,050           65,884         117,523
    Transportation                                            72,630           57,037          257,892         171,895

                                                        -------------    -------------    -------------   -------------
       Total gas volumes                                     338,747          286,668        1,023,295         891,268

Customers served (average)
    Firm gas sales                                           495,896          473,599          488,574         468,354
    Interruptible gas sales                                      977            1,027              988           1,037
    Transportation                                               120               97              111              67

                                                        -------------    -------------    -------------   -------------
       Total customers                                       496,993          474,723          489,673         469,458

    Annual increase in customers                                                                20,215          19,386

Weather % colder (+) or warmer (-) than normal
    (in terms of degree days)                                   11 %            -10 %              5 %           -17 %

Degree days                                                    1,884            1,541            4,973           3,989



(1) Results for the quarter are not indicative of what can be expected for a full year of operations because operating revenues and earnings are greatly affected by variations in weather conditions.

(2) Utility operations and maintenance expense for the 12 months ended December  31, 1996 and 1995 include consulting and certain non-recurring charges (benefits) of  ($3,225) and $7,102, respectively.









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SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WASHINGTON ENERGY COMPANY

                              By /s/ James P. Torgerson
                                 James P. Torgerson
                                 Executive Vice President,
                                 Chief Administrative Officer and
                                 Chief Financial Officer; the
                                 Principal Financial Officer

                              WASHINGTON NATURAL GAS COMPANY

                              by /s/ James P. Torgerson
                                 James P. Torgerson
                                 Executive Vice President,
                                 Chief Administrative Officer and
                                 Chief Financial Officer; the
                                 Principal Financial Officer





February 3,1997